SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                 October 4, 2005


                          THE PROCTER & GAMBLE COMPANY
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Ohio                          1-434                       31-0411980
--------------------------------------------------------------------------------
(State or other            (Commission File Number)           (IRS Employer
jurisdiction of                                               Identification
incorporation)                                                Number)


One Procter & Gamble Plaza, Cincinnati, Ohio                    45202
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code   (513) 983-1100
                                                     --------------

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.01  COMPLETION OF ACQUISITION OF ASSETS

     On October 1, 2005, The Procter & Gamble Company's (the "Company") previously announced acquisition of The Gillette Company ("Gillette") became effective. Pursuant to the terms of the Agreement and Plan of Merger signed on January 27, 2005, Aquarium Acquisition Corp., a direct wholly-owned subsidiary of the Company, merged with and into Gillette, with Gillette continuing as the surviving corporation and a wholly-owned subsidiary of The Procter & Gamble Company.

     Gillette is the market leader in nearly a dozen global product categories including blades and razors, oral care and alkaline batteries. Following the closing of the transaction, the Company began the exchange of 0.975 shares of the Company common stock for each share of The Gillette Company. Under the purchase method of accounting, the total consideration will be approximately $54 billion, determined using the average Company stock prices two days before and ending two days after January 28, 2005, the date the acquisition was announced.

     Unaudited Pro Forma Condensed Combined Financial Statements are attached hereto at Exhibit 99.1 and incorporate herein by reference.


ITEM 8.01  OTHER EVENTS

     For reference, The Procter & Gamble Company has also prepared unaudited Pro Forma Segment Financial Information coverning the Gillette global business unit. This Pro Forma is attached hereto a Exhibit 99.3 and incorporated herein by reference.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       THE PROCTER & GAMBLE COMPANY

                                       /S/ STEVEN W. JEMISON
                                       -------------------------------------
                                       Steven W. Jemison, Secretary and
                                       Associate General Counsel
                                       October 4, 2005


                                    EXHIBITS

Exhibit 99.1   Unaudited Pro Forma Condensed Combined Financial Statements

Exhibit 99.2   KPMG LLP Consent

Exhibit 99.3 Unaudited Pro Forma Segment Financial Information Concerning the Gillette Global Business Unit